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                  REGISTRATION RIGHTS AND RESTRICTED SHARE AGREEMENT


     THIS REGISTRATION RIGHTS AND RESTRICTED SHARE AGREEMENT ("Agreement") is entered into as of February 3, 1999, between STAR Telecommunications, Inc., a Delaware corporation ("Acquiror"), and the parties set forth on the signature page hereto (collectively, the "Holders" and individually "Holder").


                                   R E C I T A L S:

     A. Pursuant to the terms and conditions of that certain Amended and Restated Agreement and Plan of Merger dated August 20, 1998 by and among Acquiror, Sierra Acquisition Co., Inc., a New York corporation and wholly-owned subsidiary of the Acquiror, PT-1 Communications, Inc., a New York corporation, and certain of the Holders, as amended by that certain First Amendment dated September 1, 1998 and that certain Second Amendment dated December 29, 1998 (the "Merger Agreement"), Acquiror will issue and deliver to each Holder, shares (the "Shares") of Acquiror's common stock, $.001 par value per share ("Common Stock").

     B. In connection with the transactions contemplated by the Merger Agreement, Acquiror has agreed to grant to the Holders the registration rights set forth herein with respect to the Shares and the Holders have agreed to certain restrictions on the transfer of the Shares.


                                  A G R E E M E N T:

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

          "Closing Date" shall mean the date and time that the transactions contemplated by the Merger Agreement are consummated.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement and including post-effective amendments and all material incorporated by reference in such Prospectus.

          "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registration Expenses" shall have the meaning set forth in Section 5.

          "Registrable Securities" shall mean (i) the Shares and (ii) any securities issued or issuable with respect to such Shares by way of a stock dividend, stock split, combination of shares, recapitalization, restructuring, merger, consolidation or other reorganization of Acquiror, provided that such term shall not include any such shares of Common Stock sold to the public by a Holder pursuant to a Registration Statement or to Rule 144 under the Securities Act or sold by a Holder in a private transaction in which such Holder's rights hereunder were not assigned, and shall not include any Shares that are eligible for resale to the public pursuant to Rule 144(k) of the Securities Act.

          "Registration Statement" shall mean any registration statement of Acquiror in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement or Prospectus, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "Underwriter" shall mean a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

          "Underwritten registration" or "underwritten offering" shall mean a registration in which securities of Acquiror are sold to an underwriter or through an underwriter as agent for reoffering to the public.

     2. RESTRICTIONS ON TRANSFER. Each Holder agrees that from and after the Closing Date and until the second anniversary thereof, it will not sell, transfer, assign, pledge or otherwise dispose of any of the Shares or enter into a margin transaction or acquire any derivative securities relating to any of the Shares, whether with or without consideration and whether voluntarily or involuntarily or by operation of law (collectively, a "Transfer"), provided that after the first anniversary of the Closing Date up to ten percent (10%) of the Shares received by the Holders pursuant to the Merger Agreement (the "One-Year Shares"),


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

may be Transferred by those Holders holding such One-Year Shares, as further set forth on Schedule 1 hereto. Notwithstanding anything contained herein to the contrary, Shares may be Transferred by any Holder to his ancestor, descendants or spouse or to trusts for the benefit of such persons, so long as such transferee acknowledges the terms of this Agreement and agrees to be bound by the terms hereof.

     3.   DEMAND REGISTRATION.

          (a) REQUEST FOR REGISTRATION. At any time after the second anniversary of the Closing Date, any Holder or group of Holders (the "Initiating Holders") may make a written request for registration under the Securities Act of all or part of its Registrable Securities (a "Demand Registration"), provided that such request for registration shall relate to the registration of at least three million (3,000,000) shares of Registrable Securities. Any such request for a Demand Registration must specify the number of shares of Registrable Securities proposed to be sold and must also specify the intended method of disposition thereof. Within twenty (20) days of receipt of the request for registration by the Initiating Holder, Acquiror shall give written notice of such request to all Holders, who shall be entitled, by written notice to Acquiror within fifteen (15) days of receipt of Acquiror's notice, to include shares of Registrable Securities in any registration prepared by Acquiror pursuant to this Section 3(a).

          (b) EFFECTIVE REGISTRATION. A registration will not count as a Demand Registration until it has become effective and has remained effective until (i) all the Registrable Securities covered by such Registration Statement have been sold or (ii) the expiration of ninety (90) days, whichever occurs first.

          (c) UNDERWRITTEN OFFERING. If a Holder so elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. Holders whose Registrable Securities are included in any such Demand Registration shall select one or more firms of investment bankers, to act as the managing Underwriter or Underwriters in connection with such offering and shall also select any additional managers, to be used in connection with the offering, provided that the managing Underwriters selected shall be a regional or nationally-recognized investment banking firm that is reasonably acceptable to Acquiror.

          (d) REDUCTION OF OFFERING. If the Company or any of its security holders request the right to include equity securities in a Registration Statement filed pursuant to Section 3(a) and such securities are proposed to be sold in a firm commitment underwritten offering and the managing Underwriters advise the Company that, in their opinion, the total number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the price or probability of success of such offering, the securities to be included in such offering shall include (a) first, all of the Registrable Securities being registered and (b) second, pro rata among the Company and the other holders of the Company's securities requesting inclusion in


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

such registration on the basis of the number of shares of securities requested to be registered by the Company and such holders.

          (e)  PERMITTED DELAYS.  Notwithstanding anything contained in this
Section 3 to the contrary, Acquiror may delay the registration of the Registrable Securities upon request for a Demand Registration if (i) Acquiror notifies the Initiating Holders that it is contemplating filing a Registration Statement within forty-five (45) days of such demand or (ii) Acquiror notifies the Holder that the Board of Directors, acting by a resolution of the Board, has determined in good faith that filing a Registration Statement at that time would be materially detrimental to Acquiror, provided that Acquiror shall not delay the filing of the Demand Registration for more than a period of time determined by the Board of Directors in connection with its determination refered to above, and in any event not more than ninety (90) days from the time of the request for a Demand Registration. Acquiror may not exercise the rights of postponement set forth above more than once in any twelve (12) month period. If the request for Demand Registration is withdrawn as a result of a postponement permitted hereunder, no demand shall be deemed to have been made for purposes of this
Section 3.

          (f) LIMITATIONS. Notwithstanding anything to the contrary contained herein:

               (i) Acquiror shall not be obligated to effect more than one (1) Demand Registration during the third twelve-month period following the date of this Agreement and one (1) Demand Registration during the fourth twelve-month period following the date of this Agreement, provided that each such twelve-month period shall be extended to the extent (and for an equal number of days) that Acquiror postpones or delays the filing of a Demand Registration pursuant to section 3(e) during such twelve-month period; and

               (ii) No Holder shall have the right to request that Acquiror file a Registration Statement with respect to a Demand Registration on any date that is within six (6) months of the effective date of any Registration Statement filed by Acquiror and pursuant to which the Holder was given rights for a Piggy-Back Registration (as defined below) in accordance with Section 4, without any allocation limits as provided in Section 4(d).

     4. PIGGY-BACK REGISTRATION. At any time after the second anniversary of the Closing Date, or, with respect to the One-Year Shares, at any time after the first anniversary of the Closing Date, if Acquiror shall determine to register any shares of Common Stock for its own account or for the account of any stockholders (other than a registration relating either to the sale of securities to employees of Acquiror pursuant to a stock option, stock purchase or similar benefit plan or to a sale of securities pursuant to an SEC Rule 145 transaction), each Holder shall be entitled to include Registrable Securities in such registration and related underwritten offering, if any (a "Piggyback Registration"), on the following terms and conditions:

          (a) NOTICE. Acquiror shall give written notice of such determination to each Holder, who, subject to the preceding clause of this Section 4, shall then have the right to request, by written notice given to Acquiror within fifteen (15) days of the receipt by such Holder of such notice, that a specific number of such Holder's Registrable Securities be included in such Registration Statement. If the Registration Statement relates to an underwritten offering, the notice called for hereby shall specify the name of the managing Underwriter for such offering and the number of securities to be registered for the account of Acquiror and, if then known, for the account of any of the other stockholders of Acquiror.

          (b) UNDERWRITTEN OFFERING. If the Registration Statement relates to an underwritten offering, each Holder agrees to enter into an underwriting agreement containing standard and customary terms and conditions and to sell his Registrable Securities pursuant to the terms thereof, provided that the indemnification obligations of each such Holder pursuant to such underwriting agreement shall be subject to any appropriate negotiations between such Holder and the managing Underwriter for such offering.

          (c) REDUCTION OF OFFERING. If the managing Underwriter for the underwritten offering under the Registration Statement to be filed by Acquiror pursuant to this Section 4 determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the Underwriter for such offering to sell all of the securities requested to be included for sale in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, Acquiror shall be permitted to include all shares of capital stock to be registered by Acquiror for its own account and (ii) second, each Holder shall be allowed to include such additional amount as the managing Underwriter deems appropriate, such amount to be allocated among each participating Holder and any other selling stockholders on a pro rata basis based on the total number of shares of capital stock requested to be included in such Registration Statement. The foregoing sentence notwithstanding, if the underwritten offering is being registered by Acquiror at the instance of a stockholder or stockholders, other than a Holder, to whom Acquiror has granted the right to require that Acquiror undertake such registration, (hereinafter, "Other Demand Right Holders"), then the managing Underwriter of such offering may reduce the number of any Holder's Registrable Securities included in such offering, or exclude them entirely, without any reduction of the shares to be included in such offering by any such Other Demand Right Holders.

          (d) WITHDRAWAL OF SHARES. Each Holder may elect to withdraw its Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering and an underwriting agreement has been entered into, a Holder may only do so during the time period and on terms deemed appropriate by the Underwriters for such underwritten offering as specified in such underwriting agreement. Acquiror may also elect to terminate or withdraw any registration initiated by it under this
Section 4 prior to the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration.

     5. REGISTRATION PROCEDURES. In the case of each registration of Registrable Securities pursuant to this Agreement, Acquiror shall promptly take the following steps:

          (a) FILING REGISTRATION STATEMENT. Acquiror shall prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective as soon as practicable thereafter, and, upon the request of any Holder, keep such Registration Statement effective for up to ninety (90) days, provided that, not less than ten (10) days before filing with the SEC any Registration Statement or Prospectus or not less than three (3) days before filing with the SEC any amendments or supplements thereto, Acquiror will furnish to each Holder and his counsel, copies of all such documents proposed to be filed, including, without limitation, documents incorporated by reference in the Prospectus and, if requested by any Holder, the exhibits incorporated by reference therein, and each Holder shall have the opportunity to object to any information pertaining solely to such Holder that is contained therein and Acquiror will make the corrections reasonably requested by such Holder with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto. Acquiror will not include or name any Holder in any Registration Statement or Prospectus without the consent of such Holder, unless required to do so by the Securities Act and the rules and regulations thereunder.

          (b) AMENDMENT AND SUPPLEMENTS. Acquiror shall prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep such Registration Statement effective for a period of up to ninety (90) days, or such shorter period as is necessary to complete the distribution of the securities covered by such Registration Statement and to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement. Upon the occurrence of any event contemplated by Section 5(c)(v), Acquiror shall also prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading.

          (c)  NOTIFICATION.  Acquiror shall promptly notify each Holder
(i) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by Acquiror of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (v) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading.

          (d) WITHDRAWL OF SUSPENSION ORDER. Acquiror shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement.

          (e) COPIES. Acquiror shall furnish to each Holder, without charge, at least one signed copy of the Registration Statement and any amendment or supplement thereto, the Prospectus included in such Registration Statement (including, without limitation, each preliminary prospectus), including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities. Acquiror shall also deliver to each Holder, without charge, such reasonable number of conformed copies of the Registration Statement (including any amendment or supplement thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as any Holder may reasonably request, all in full conformity with the Securities Act; Acquiror consents to the use of the Prospectus or any amendment or supplement thereto by any Holder in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          (f) STATE SECURITIES LAWS COMPLIANCE. Prior to any offering of Registrable Securities covered by a Registration Statement, Acquiror shall use its best efforts to register or qualify or cooperate with each Holder in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Holder reasonably requests, and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions reasonably requested by such Holder of the Registrable Securities covered by such Registration Statement, provided that under no circumstances shall Acquiror be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

          (g) EARNINGS STATEMENTS. Acquiror shall make generally available to each Holder consolidated earnings statements satisfying the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder, as soon as practicable after the end of any twelve (12)-month period (or ninety (90) days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of Acquiror's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12)-month period.

          (h) LISTING. Acquiror shall use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Common Stock issued by Acquiror are then listed, and admitted to trading on The Nasdaq Stock Market, if the Common Stock is then admitted for quotation on The Nasdaq Stock Market.

          (i) OPINION OF COUNSEL. In the case of an underwritten offering, Acquiror shall cause to be delivered to each Holder and the Underwriters, if any, opinions of counsel to Acquiror in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the Underwriters may request and addressed to the Underwriters and each Holder.

          (j) RECORDS. Acquiror shall use its reasonable efforts to make available for inspection by each Holder, any Underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any Holder or any Underwriter, all financial and other records, pertinent corporate documents and properties of Acquiror, and cause Acquiror's officers, directors, employees and independent accountants to supply all information reasonably requested by any Holder or any such Underwriter, attorney, accountant or agent in connection with such Registration Statement.

          (k) TRANSFER AGENT. Acquiror shall provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement.

          (l)  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.    Acquiror shall cause
to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), letters from Acquiror's independent certified public accountants addressed to each Holder and underwriter, if any, stating that such accountants are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent certified public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be.

          (m) SELLING HOLDER'S OBLIGATION TO SUSPEND DISTRIBUTION. Each Holder agrees that, upon receipt of any notice from Acquiror of the happening of any event of the kind described in clauses (ii) through (v) of Section 5(c) hereof, such Holder will forthwith


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discontinue disposition of Registrable Securities under the Prospectus related to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus, or until he is advised in writing by Acquiror that the use of the Prospectus may be resumed, and if so directed by Acquiror, such Holder will deliver to Acquiror all copies then in such Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

          (n) SELLING HOLDER'S OBLIGATION TO PROVIDE INFORMATION. It shall be a condition precedent to the obligations of Acquiror to take any action pursuant to this Section 5 with respect to the Registrable Securities of any Holder that such Holder shall furnish to Acquiror such information regarding himself and the Registrable Securities held by him as shall be required by the Securities Act to effect the registration of such Holder's Registrable Securities.

     6. REGISTRATION EXPENSES. All expenses incident to any registration to be effected hereunder and incident to Acquiror's performance of or compliance with this Agreement, including without limitation all registration, filing and qualification fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, NASD, stock exchange and qualification fees, fees and disbursements of Acquiror's counsel and of independent certified public accountants of Acquiror (all such expenses being herein called "Registration Expenses") will be borne by Acquiror. Each Holder shall bear (i) all underwriting commissions (and transfer taxes, if any) relating to the Registrable Securities sold and (ii) the fees and expenses of his legal counsel and accountants.

     7.   RESTRICTIONS ON PUBLIC SALE.

          (a) If a Holder's Registrable Securities are included (in whole or in part) in a Registration Statement filed by Acquiror under Section 3 or Section 4 for sale in an underwritten offering, such Holder agrees, if requested by the managing Underwriter of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same series and class as (or securities exchangeable or exercisable for or convertible into securities of the same series and class as) the Registrable Securities included in the Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the ten (10)-day period prior to, and during the ninety (90)-day period beginning on the effective date of such Registration Statement.

          (b) Pursuant to any Demand Registration, Acquiror agrees (i) not to effect any public sale or distribution of its Common Stock during the ten
(10)-day period prior to, and during the forty-five (45)-day period following the effective date of any underwritten Demand Registration (except for sales or other distributions of shares of Common Stock (w) pursuant to registrations on Form S-8 or any successor form, (x) registrations on Form S-4 or any successor form, (y) issuable on the grant and/or exercise of stock options and/or

(z) issuable in connection with any acquisition transaction) and unless the Underwriters managing such offering otherwise agree and (ii) to use its best efforts to obtain agreements from its officers and directors to agree not to effect any public sale or distribution (excluding sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing such registered public offering otherwise agree.

     8.   INDEMNIFICATION.

          (a) INDEMNIFICATION BY ACQUIROR. If a Holder's Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, Acquiror agrees to indemnify and hold harmless such Holder from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which such Holder may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and
(iii) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that Acquiror will not be liable to any Holder to the extent that such loss, claim, damage or liability arises from or is based upon any untrue statement of a material fact or omission of a material fact that was made in such Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to Acquiror by such Holder expressly for use therein.

          (b) INDEMNIFICATION OF ACQUIROR BY EACH HOLDER. If a Holder's Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, such Holder agrees to indemnify and hold harmless Acquiror, its directors and each officer who signed such Registration Statement and each person who controls Acquiror (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which Acquiror or any other such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any violation or alleged violation by Acquiror of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, but in each case only to the extent that such losses, claims, damages and liabilities arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to Acquiror by such Holder expressly for use therein, provided that in no event shall the aggregate liability of any Holder exceed the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses,
(B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (C) in the reasonable judgment of such person, based upon advice of their counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without consent (but such consent will not be unreasonably withheld or delayed). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect of such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 6(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only Acquiror (and its officers, directors and control persons as set forth above) and the Holders, as applicable.

          (d) CONTRIBUTION. If for any reason the foregoing indemnity is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount such Holder would have been required to pay to an indemnified party if the indemnity under Section 8(b) hereof was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) OTHER RIGHTS. The provisions of this Section 8 shall be in addition to any other rights of indemnification or contribution which any indemnified party may have pursuant to law, equity, contract or otherwise and shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party.

          (f) TIMING OF PAYMENTS. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this
Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (g) SURVIVAL. The indemnity and contribution agreements contained in this Section 8 shall remain in full force and effect and shall survive the transfer of such Registrable Securities by any Holder.

     9. RULE 144. Acquiror covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as any Holder may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, Acquiror will deliver to such Holder a written statement verifying that it has complied with such requirements.

     10.  LEGEND.   Each certificate evidencing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER, SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AND RESTRICTED SHARE AGREEMENT DATED AS OF FEBRUARY 3, 1999 BY AND AMONG THE COMPANY AND THE SIGNATORIES THERETO. A COPY OF SUCH REGISTRATION RIGHTS AND RESTRICTED SHARE AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

     11.  TRANSFERS IN VIOLATION OF AGREEMENT.   Any Transfer or attempted
Transfer of any Shares in violation of any provision of this Agreement shall be void, AB INITIO, and the Company shall not record such Transfer on its books or treat any purported transferee(s) of such Shares as the owner of such Shares for any purpose.

     12. NO INCONSISTENT AGREEMENTS. Acquiror will not enter into any agreement offering registration rights to any holders of Common Stock that conflict with or violate the rights set forth herein without the consent of each Holder, which consent may be granted or withheld in the sole discretion of each Holder.

     13. ASSIGNMENT OF RIGHTS. Each Holder may assign his rights under this Agreement to any transferee of Registrable Securities, if (i) such transferee has acquired at least twenty-five percent (25%) of the Registrable Securities originally held by such Holder, and (ii) such transferee has executed a writing wherein such transferee agrees to be bound by the terms hereof.

     14. NOTICES. All notices required or permitted under the terms of this Agreement shall be delivered in the manner called for in the Merger Agreement.

     15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each Holder and his legal representatives, successors and assigns, and upon Acquiror and its successors and assigns, including without limitation any corporation resulting from any merger or consolidation of Acquiror with or into such corporation (in which Acquiror is not the surviving corporation) or any entity whose securities are issued in exchange for any Registrable Securities.

     16. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     17. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede and preempt any prior understandings, agreements or representations, written or oral, by or among the parties hereto.

     18. COUNTERPARTS. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     19. AMENDMENT. Any provision of this Agreement may be amended, waived or modified only by a writing signed by Acquiror and by each Holder.

     20. GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to such jurisdiction's conflicts of law principles.

     21. TERMINATION OF RESTRICTIONS. Immediately prior to the consummation of a Change in Control of Acquiror, (a) the provisions of Section 2 shall no longer be applicable to the Shares, (b) the phrase "the second anniversary of" shall be deleted from Section 3(a) and shall have no further force or effect and (c) the phrases "the second anniversary of" and "or, with respect to the One-Year Shares, at any time after the first anniversary of the Closing Date" shall be deleted from Section 4 and shall have no further force or effect. As used herein, "Change in Control" shall mean (i) the sale of all or substantially all of the capital stock or assets of Acquiror, or the consummation of any transaction or series of related transactions, including any merger, reorganization or recapitalization, in which any person or group acting together for the purpose of acquiring, holding, voting or disposing of the capital stock of Acquiror shall have acquired beneficial ownership (as defined pursuant to Rule 13d-3 of the Securities Exchange Act, as such Rule is in effect as of the date hereof) of more than fifty percent (50%) of the outstanding capital stock of Acquiror.




               [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights and Restricted Share Agreement as of the day and year first above written.

"Acquiror":                   STAR Telecommunications, Inc.,
                              a Delaware corporation


                              By:  /s/  Kelly Enos
                                   ---------------------------------------------
                                   Chief Financial Officer


"Holders":


                              /s/ Samer Tawfik
                              --------------------------------------------------
                              Samer Tawfik


                              /s/ Peter Vita
                              --------------------------------------------------
                              Peter M. Vita


                              /s/ Douglas Barley
                              --------------------------------------------------
                              Douglas Barley


                              /s/ Joseph Pannulo
                              --------------------------------------------------
                              Joseph A. Pannulo


                              /s/ Helene Kidary
                              --------------------------------------------------
                              Helene Kidary


                              John Klusaritz
                              --------------------------------------------------
                              John J. Klusaritz

                                      SCHEDULE 1

Name                        Shares Held    One-Year Shares    Two-Year Shares
----                        -----------    ---------------    ---------------
Samer Tawfik                  9,138,711            430,671          8,708,040

Peter M. Vita                 2,626,066            123,756          2,502,310

Douglas Barley                1,050,427             49,502          1,000,925

Joseph A. Pannullo              314,708            314,708                  0

John J. Klusaritz               575,214             27,108            548,106

Helene Kidary                     3,001                141              2,860